EXHIBIT 24(a)



                           CONSENT OF INDEPENDENT AUDITORS



           The Board of Directors
           Culp, Inc.:



           We consent to incorporation by reference in the Registration Statements (Nos. 33-80206, 33-37027, and 33-13310) on Form S-8
           of Culp, Inc. of our report dated June 1, 1995, relating to the consolidated balance sheets of Culp, Inc. as of April 30, 1995 and May 1, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 1995 which report is incorporated by reference in the April 30, 1995 annual report on Form 10-K of Culp, Inc.

           Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1994.


                                                   KPMG PEAT MARWICK LLP

           Greensboro, North Carolina
           July 14, 1995